EXHIBIT 10.1

GEORGETOWN SAVINGS BANK
INCENTIVE COMPENSATION PLAN
2011 GOALS

Organizational Level:  Executive

Employee:	Robert E. Balletto	Incentive Target:	18% ($33,867)
Title:	President and Chief Executive Officer	Current Salary:	$188,151

The dollar figures presented in this example are estimates.  Incentive payments will be based on the employee’s base compensation, which includes actual straight-time pay (excludes overtime and prior year’s Incentive Compensation Plan payments), jury duty, holiday, vacation, personal and sick pay for the 2011 calendar year.

Minimum Thresholds
In order to receive payment for achievement of the goals listed below, the following thresholds must be met:
1.	CAMELS ratings must remain at one of the two highest ratings at all times during the Plan Year. This will be measured by the OTS.
2.	Asset Quality must remain at a level of “Satisfactory” or better at all times during the Plan Year. This will be measured by both internal audit results and OTS rating.

Tier 1: Bank-wide Performance

GOAL: #1: Profitability – Achieve ROA

 Annual Payout Percentage: 60% = $20,320

Goals	Payout
95% of budget	$ 6,773
At budget	$13,547
106% of budget	$20,320
Stretch Goal
Every .05% over 106% of budget	$ 6,773

GOAL: #2: Profitability – Achieve Efficiency Ratio

 Annual Payout Percentage: 40% = $13,547

Goals	Payout
102% of budget	$ 4,516
At budget	$ 9,031
97% of budget	$13,547
Stretch Goal
Every 2% under 97% of budget	$ 4,516

Tier 2: Team Performance

Goals:   None

Tier 3: Individual Performance

Goals:   None

Minimum Level of Expectations
To be eligible for this Incentive Compensation Plan the employee must meet the following:
•	Performing at a satisfactory level or above,
•	Not on written warning, and
•	Actively employed at the time of the incentive payment.

Clawback Provision
The Bank shall have the right to recoup or “clawback” awards paid under this Plan if the Compensation Committee concludes that such awards were based on information that was later found to be materially incorrect, including awards that were determined, in whole or part, on financial statement information that is subsequently restated.